Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Second Quarter Results

Kansas City, Mo., July 17, 2020. Kansas City Southern (KCS) (NYSE:KSU) reported revenues of $547.9 million, a decrease of 23% from second quarter 2019. Overall, carload volumes were down 21% compared to prior year.

Second Quarter 2020

Second quarter revenues were $547.9 million, a decrease of 23% primarily as a result of an overall decline in demand due to COVID-19.

Second quarter operating expenses were $367.5 million, including $10.5 million of restructuring charges primarily related to the voluntary separation program implemented in the quarter. Operating income was $180.4 million and the reported operating ratio was 67.1%; on an adjusted basis, operating ratio was 65.2%. Second quarter net income was $110.3 million, or $1.16 per diluted share. Adjusted second quarter operating income, operating ratio, net income and diluted earnings per share were as follows:

(in millions, except operating ratio and diluted earnings per share)	Three Months Ended June 30, 2020
	Operating Income	Operating Ratio	Net Income	Diluted Earnings per Share
GAAP Operating Results	$180.4	67.1%	$110.3	$1.16
Restructuring Charges	10.5	(1.9%)	7.7	0.08
Other Adjustments, Net	—	—	(8.3)	(0.09)
Adjusted Operating Results (non-GAAP)	$190.9	65.2%	$109.7	$1.15

See following pages for reconciliations to GAAP

Due to the general economic uncertainty created by the global COVID-19 pandemic, KCS is not providing guidance on revenue, volume, operating ratio or earnings per share. Previously provided 2020 capital expenditure guidance remains $425.0 million or below. Guidance for 2021 and 2022 capital expenditures remains at ~17% of revenue. The Company is on track to deliver $500.0 million or more of free cash flow in 2020. See the following pages for a reconciliation of historical free cash flow.

“Kansas City Southern demonstrated excellent execution during an extremely challenging quarter,” stated President and Chief Executive Officer, Patrick J. Ottensmeyer. “Our network experienced a rapid decline in volumes followed by an unprecedented rebound, forcing us to quickly adjust our service model to match customer demand while optimizing our cost structure.

“I would like to thank the men and women of Kansas City Southern who work tirelessly under challenging circumstances to deliver essential freight transportation and keep the U.S. and Mexican economies running. Their efforts have allowed KCS to continue providing consistent and reliable service to our customers.

“Precision Scheduled Railroading is producing sustainable improvements to customer service and operations, and has been a key contributor to the Company’s strong cost performance this quarter. Although visibility into second half volumes and revenue remains limited, the Company is focused on retaining the efficiencies gained during the second quarter, and reiterates its outlook to deliver at least $500 million free cash flow in 2020. We are confident in our operational execution, and believe KCS will emerge from these challenging times even better positioned to deliver superior growth and shareholder returns.”

Statement Regarding Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying second quarter 2020 earnings release contains non-GAAP financial measures. KCS management believes that certain non-GAAP financial measures used to review and in certain cases manage the Company's business fall within the meaning of Regulation G (Disclosure of non-GAAP financial measures) and may provide its users of the financial information with additional meaningful comparison when reviewing the Company's results. KCS management uses non-GAAP information in its planning and forecasting processes and to further analyze its own financial trends and operational performance, as well as making financial comparisons to prior periods presented on a similar basis. Management believes investors and users of the Company's financial information should consider all of the above factors when evaluating KCS's results.
These non-GAAP measures should be viewed as a supplement and not considered a substitute for GAAP measures. Some of KCS's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended June 30, 2020
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$151.1	$40.8	$110.3	$1.16
Adjustments for:
Restructuring charges	10.5	2.8	7.7	0.08
Foreign exchange gain	(7.8)	(2.3)	(5.5)	(0.06)
Foreign exchange component of income taxes	—	2.8	(2.8)	(0.03)
Adjusted	$153.8	$44.1	109.7
Less: Noncontrolling interest and preferred stock
dividends			(0.6)
Adjusted net income available to common
stockholders - see (a) below			$109.1	$1.15

	Three Months Ended June 30, 2019
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$188.2	$59.1	$129.1	$1.28
Adjustments for:
Restructuring charges	51.0	13.2	37.8	0.38
Foreign exchange gain	(8.3)	(2.5)	(5.8)	(0.06)
Foreign exchange component of income taxes	—	(4.0)	4.0	0.04
Adjusted	$230.9	$65.8	165.1
Less: Noncontrolling interest and preferred stock
dividends			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$164.7	$1.64

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Three Months Ended		Six Months Ended
Operating Expenses	June 30,		June 30,
	2020	2019	2020	2019
Operating expenses as reported	$367.5	$506.0	$810.4	$1,020.5
Adjustment for restructuring charges	(10.5)	(51.0)	(16.5)	(118.5)
Adjusted operating expenses - see (b) below	$357.0	$455.0	$793.9	$902.0

Operating income as reported	$180.4	$208.0	$469.2	$368.3
Adjusted operating income - see (b) below	190.9	259.0	485.7	486.8

Operating ratio (c) as reported	67.1%	70.9%	63.3%	73.5%
Adjusted operating ratio - see (b) and (c) below	65.2%	63.7%	62.0%	64.9%

Free Cash Flow	Six Months Ended
	June 30,
	2020	2019
Net cash provided by operating activities	$525.5	$541.2
Net cash used for investing activities	(299.2)	(374.1)
Free cash flow - see (d) below	$226.3	$167.1

(a)The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by adjusting for the impact of changes in foreign currency exchange rates, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.
(b)The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by adjusting for items that are not directly related to the ongoing operations of the Company.
(c)Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.
(d)The Company believes free cash flow is a useful measure of liquidity as it demonstrates the Company's ability to generate cash for debt obligations, dividend payments, share repurchases, and other strategic opportunities. Free cash flow is considered a non-GAAP financial measure under SEC Regulation G and Regulation S-K Item 10(e). As such, free cash flow does not have any standardized meaning prescribed by GAAP and therefore, may not be comparable to similar measures presented by other companies. Free cash flow is defined as cash provided by operating activities less cash used in investing activities. A reconciliation for the Company's target free cash flow for 2020 is not provided because, as a forward-looking statement, it is not available without unreasonable efforts. The Company believes the information provided is useful to investors as a measure of liquidity that can be considered together with the Company's historical disclosures of this measure.

Investor Conference Call and Webcast
KCS will also hold its second quarter 2020 earnings conference call on Friday, July 17, 2020 at 8:45 a.m. eastern time. Shareholders and other interested parties are invited to participate via live webcast or telephone. To participate in the live webcast and to view accompanying presentation materials, please log into investors.kcsouthern.com immediately prior to the presentation. To join the teleconference, please call (844) 308-6428 from the U.S., or (412) 317-5409 from all other countries.

A replay of the presentation will be available by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 from all other countries and entering conference ID 10144659. The webcast replay and presentation materials will be archived on the company’s website.

About Kansas City Southern
Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

Forward-Looking Information
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. In addition, management may make forward-looking statements orally or in other writing, including, but not limited to, in press releases, quarterly earnings calls, executive presentations, in the annual report to stockholders and in other filings with the Securities and Exchange Commission. Readers can usually identify these forward-looking statements by the use of such words as "may," "will," "should," "likely," "plans," "projects," "expects," "anticipates," "believes" or similar words. These statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements as a result of a number of factors or combination of factors including, but not limited: public health threats or outbreaks of communicable diseases, such as the ongoing COVID-19 pandemic and its impact on KCS’s business, suppliers, consumers, customers, employees and supply chains; rail accidents or other incidents or accidents on KCS’s rail network or at KCS’s facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; legislative and regulatory developments and disputes, including environmental regulations; loss of the rail concession of Kansas City Southern’s subsidiary, Kansas City Southern de México, S.A. de C.V.; domestic and international economic, political and social conditions; disruptions to the Company’s technology infrastructure, including its computer systems; increased demand and traffic congestion; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; natural events such as severe weather, hurricanes and floods; the outcome of claims and litigation involving the Company or its subsidiaries; competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; the termination of, or failure to renew, agreements with customers, other railroads and third parties; fluctuation in prices or availability of key materials, in particular diesel fuel; access to capital; climate change and the market and regulatory responses to climate change; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities, war or other acts of violence; and other factors affecting the operation of the business; and other risks identified in this news release, in KCS's Annual Report on Form 10-K for the year ended December 31, 2019, and in other reports filed by KCS with the Securities and Exchange Commission.
Forward-looking statements reflect the information only as of the date on which they are made. KCS does not undertake any obligation to update any forward-looking statements to reflect future events, developments, or other information.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues	$547.9	$714.0	$1,279.6	$1,388.8
Operating expenses:
Compensation and benefits	103.8	128.3	237.2	257.2
Purchased services	44.6	56.7	97.9	109.5
Fuel	39.5	87.7	114.4	170.7
Equipment costs	18.1	26.3	40.0	56.7
Depreciation and amortization	89.3	87.7	178.7	176.2
Materials and other	61.7	68.3	125.7	131.7
Restructuring charges	10.5	51.0	16.5	118.5
Total operating expenses	367.5	506.0	810.4	1,020.5
Operating income	180.4	208.0	469.2	368.3
Equity in net earnings (losses) of affiliates	0.2	(0.2)	1.2	1.5
Interest expense	(38.1)	(28.0)	(72.3)	(56.2)
Debt retirement costs	—	—	—	(0.6)
Foreign exchange gain (loss)	7.8	8.3	(51.7)	12.9
Other income, net	0.8	0.1	2.2	0.2
Income before income taxes	151.1	188.2	348.6	326.1
Income tax expense	40.8	59.1	86.0	93.8
Net income	110.3	129.1	262.6	232.3
Less: Net income attributable to noncontrolling interest	0.6	0.4	1.1	0.8
Net income attributable to Kansas City Southern and subsidiaries	109.7	128.7	261.5	231.5
Preferred stock dividends	—	—	0.1	0.1
Net income available to common stockholders	$109.7	$128.7	$261.4	$231.4

Earnings per share:
Basic earnings per share	$1.16	$1.29	$2.75	$2.31
Diluted earnings per share	$1.16	$1.28	$2.74	$2.30

Average shares outstanding (in thousands):
Basic	94,476	100,028	95,070	100,264
Potentially dilutive common shares	417	394	464	405
Diluted	94,893	100,422	95,534	100,669

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Second Quarter 2020 and 2019

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Second Quarter		%	Second Quarter		%	Second Quarter		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Chemical & Petroleum
Chemicals	$52.2	$61.6	(15%)	21.2	25.4	(17%)	$2,462	$2,425	2%
Petroleum	70.6	90.0	(22%)	36.7	42.9	(14%)	1,924	2,098	(8%)
Plastics	35.7	36.7	(3%)	17.7	18.6	(5%)	2,017	1,973	2%
Total	158.5	188.3	(16%)	75.6	86.9	(13%)	2,097	2,167	(3%)

Industrial & Consumer Products
Forest Products	57.8	63.2	(9%)	24.2	26.8	(10%)	2,388	2,358	1%
Metals & Scrap	40.4	59.9	(33%)	22.6	30.4	(26%)	1,788	1,970	(9%)
Other	22.4	27.2	(18%)	21.2	22.0	(4%)	1,057	1,236	(14%)
Total	120.6	150.3	(20%)	68.0	79.2	(14%)	1,774	1,898	(7%)

Agriculture & Minerals
Grain	64.1	73.2	(12%)	33.0	35.9	(8%)	1,942	2,039	(5%)
Food Products	39.0	34.7	12%	15.2	14.2	7%	2,566	2,444	5%
Ores & Minerals	5.3	5.8	(9%)	7.0	8.0	(13%)	757	725	4%
Stone, Clay & Glass	6.0	8.7	(31%)	2.5	3.7	(32%)	2,400	2,351	2%
Total	114.4	122.4	(7%)	57.7	61.8	(7%)	1,983	1,981	—

Energy
Utility Coal	23.2	27.5	(16%)	25.6	30.4	(16%)	906	905	—
Coal & Petroleum Coke	9.5	10.1	(6%)	14.5	14.4	1%	655	701	(7%)
Frac Sand	1.7	6.7	(75%)	1.5	4.7	(68%)	1,133	1,426	(21%)
Crude Oil	4.9	9.6	(49%)	2.5	5.2	(52%)	1,960	1,846	6%
Total	39.3	53.9	(27%)	44.1	54.7	(19%)	891	985	(10%)

Intermodal	63.5	92.6	(31%)	191.0	244.6	(22%)	332	379	(12%)

Automotive	15.6	70.9	(78%)	11.6	42.7	(73%)	1,345	1,660	(19%)

TOTAL FOR COMMODITY GROUPS	511.9	678.4	(25%)	448.0	569.9	(21%)	$1,143	$1,190	(4%)

Other Revenue	36.0	35.6	1%

TOTAL	$547.9	$714.0	(23%)

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date June 30, 2020 and 2019

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Chemical & Petroleum
Chemicals	$114.7	$122.1	(6%)	45.8	50.9	(10%)	$2,504	$2,399	4%
Petroleum	166.4	164.3	1%	83.2	79.4	5%	2,000	2,069	(3%)
Plastics	76.0	70.5	8%	37.5	36.0	4%	2,027	1,958	4%
Total	357.1	356.9	—	166.5	166.3	—	2,145	2,146	—

Industrial & Consumer Products
Forest Products	126.7	129.6	(2%)	51.6	54.7	(6%)	2,455	2,369	4%
Metals & Scrap	102.7	116.9	(12%)	54.8	61.1	(10%)	1,874	1,913	(2%)
Other	50.2	53.6	(6%)	45.0	43.3	4%	1,116	1,238	(10%)
Total	279.6	300.1	(7%)	151.4	159.1	(5%)	1,847	1,886	(2%)

Agriculture & Minerals
Grain	141.9	145.9	(3%)	68.4	71.4	(4%)	2,075	2,043	2%
Food Products	81.7	70.4	16%	31.7	29.2	9%	2,577	2,411	7%
Ores & Minerals	11.1	12.3	(10%)	14.7	16.1	(9%)	755	764	(1%)
Stone, Clay & Glass	14.2	16.7	(15%)	6.0	7.1	(15%)	2,367	2,352	1%
Total	248.9	245.3	1%	120.8	123.8	(2%)	2,060	1,981	4%

Energy
Utility Coal	46.8	60.0	(22%)	54.8	63.9	(14%)	854	939	(9%)
Coal & Petroleum Coke	21.1	20.6	2%	29.5	29.5	—	715	698	2%
Frac Sand	5.5	14.7	(63%)	4.6	10.4	(56%)	1,196	1,413	(15%)
Crude Oil	22.2	23.2	(4%)	12.8	11.7	9%	1,734	1,983	(13%)
Total	95.6	118.5	(19%)	101.7	115.5	(12%)	940	1,026	(8%)

Intermodal	152.2	172.5	(12%)	424.6	465.5	(9%)	358	371	(4%)

Automotive	69.5	128.5	(46)%	43.8	79.3	(45%)	1,587	1,620	(2%)

TOTAL FOR COMMODITY GROUPS	1,202.9	1,321.8	(9%)	1,008.8	1,109.5	(9%)	$1,192	$1,191	—

Other Revenue	76.7	67.0	14%

TOTAL	$1,279.6	$1,388.8	(8%)